UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 25, 2009

POMEROY IT SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20022	31-1227808
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 Petersburg Road, Hebron, KY 41048
(Address of principal executive offices, including zip code)

(859) 586-0600
(Registrant's telephone number, including area code) (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 25, 2009, we entered into an agreement and plan of merger with Project Skyline Intermediate Holding Corporation, or Skyline, and Project Skyline Intermediate Holding Corporation, or MergerSub. Pursuant to this merger agreement, Skyline agreed to acquire our company in an all cash merger for $6.50 per share, representing approximately $64.6 million in equity value. Skyline and MergerSub are affiliates of Platinum Equity Capital Partners, L.P., a private investment fund.

The signing of this merger agreement followed the determination by our board of directors that the terms of this merger agreement are superior to the terms of our previous merger agreement with Hebron LLC, Desert Mountain Acquisition Corp. and David B. Pomeroy, II, as amended, and as proposed to be amended by Hebron LLC. We terminated our previous merger agreement in accordance with its terms.  See Item 1.02 below.

The merger agreement with Skyline and MergerSub provides that MergerSub will merge with and into our company, with our company continuing as the surviving corporation. As a result of the merger, our company will become a wholly owned subsidiary of Skyline and each outstanding share of our company's common stock will be converted into the right to receive $6.50 in cash, without interest, other than (i) shares held by any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law and (ii) shares held by Skyline or MergerSub.

We made customary representations and warranties and covenants in the merger agreement, including, among others (i) causing a meeting of our stockholders to be held to approve the merger and adopt the merger agreement, (ii) subject to certain exceptions, our board of directors recommending that our stockholders approve the merger and adopt the merger agreement, and (iii) covenants regarding operation of our business and the business of our subsidiaries prior to the closing.

We may terminate the merger agreement under certain specified circumstances, including if Skyline or MergerSub fail to perform any of their respective covenants or if we receive an acquisition proposal that our board of directors determines in good faith constitutes a superior proposal and that failure to terminate would be inconsistent with its fiduciary duties. If we terminate the merger agreement because we receive such an acquisition proposal, we must pay Skyline a $2.6 million termination fee.

If we terminate the merger agreement because Skyline or MergerSub breaches or fails to perform any of their respective representations or covenants, Skyline must pay us a $5.0 million reverse termination fee. Skyline obtained an equity commitment letter from Platinum Equity Capital Partners II, L.P. agreeing to contribute to Skyline up to $5.0 million to satisfy Skyline's obligation to pay the $5.0 million reverse termination fee.

The foregoing summary of the merger agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the merger agreement, a copy of which is attached as an exhibit to this report and incorporated herein by reference. You are encouraged to read the merger agreement for a more complete understanding of the merger.

The merger agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about our company. The representations, warranties and covenants contained in the merger agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the merger agreement, may be subject to limitations agreed upon by the contracting parties, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the merger agreement and should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or condition of our company, Skyline or MergerSub or any of our or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in our public disclosures.

Item 1.02. Termination of a Material Definitive Agreement.

On September 25, 2009, we terminated the agreement and plan of merger dated May 19, 2009, as amended on June 8, 2009 and June 20, 2009, by and among our company, Hebron LLC, Desert Mountain Acquisition Co. and David B. Pomeroy, II in accordance with its terms. Mr. Pomeroy is one of our directors and currently owns approximately 16% of our outstanding shares. In connection with the termination of this merger agreement, we paid Hebron LLC a termination fee of approximately $1.0 million. A description of the material terms of this merger agreement, as amended, is contained in our current reports on Form 8-K filed with the SEC on May 20, 2009, June 9, 2009 and June 22, 2009 and is incorporated herein by reference.

Item 8.01. Other Events.

On September 25, 2009, we distributed a set of frequently asked questions concerning the merger with Skyline and MergerSub to our investors, customers and employees, a copy of which is attached as an exhibit to this report and incorporated herein by reference.

We sent an email to our employees on September 25, 2009 in which we announced that we had entered into the merger agreement with Skyline and MergerSub and terminated our merger agreement with Hebron LLC, Desert Mountain Acquisition Corp. and David B. Pomeroy, II.  A copy of the email is attached as an exhibit to this report and is incorporated herein by reference.

We also issued a press release on September 25, 2009 in which we announced that we had entered into the merger agreement with Skyline and MergerSub and terminated our merger agreement with Hebron LLC, Desert Mountain Acquisition Corp. and David B. Pomeroy, II. A copy of the press release is attached as an exhibit to this report and is incorporated herein by reference.

Additional Information and Where to Find It

Our company has filed with the SEC a Schedule 13E-3, a preliminary proxy statement and one amendment to each such document in connection with our previous merger with Hebron LLC, Desert Mountain Acquisition Corp. and David B. Pomeroy, II.  We plan to file a second amendment to the preliminary proxy statement in connection with our agreement to merge with Skyline and MergerSub.  We plan to file a definitive proxy statement with the SEC and mail such definitive proxy statement to stockholders of record on the record date for the meeting at which stockholders will be asked to adopt the merger agreement with Skyline and MergerSub.  INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  Investors and stockholders may obtain a free copy of the definitive proxy statement when it becomes available, and other documents filed by us with the SEC, including the preliminary proxy statements, at the SEC's web site at http://www.sec.gov.  Free copies of the definitive proxy statement, when it becomes available, and our other filings with the SEC may also be obtained from us by directing a request to Pomeroy IT Solutions, Inc., 1020 Petersburg Road, Hebron, KY 41048, Attention: Secretary.

Our company and certain of our directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be "participants" in the solicitation of proxies from our stockholders with respect to the proposed merger.  Information regarding the persons who may be considered "participants" in the solicitation of proxies will be set forth in the definitive proxy statement when it is filed with the SEC. Information regarding certain of these persons and their beneficial ownership of our common stock as of August 5, 2009 is also set forth in the first amendment to the preliminary proxy statement filed with the SEC on August 20, 2009.  Additional information regarding the interests of such potential participants may be included in the definitive proxy statement and the other relevant documents filed with the SEC when they become available.

Forward-Looking Information Is Subject to Risk and Uncertainty

A number of the matters discussed in this report that are not historical or current facts deal with potential future circumstances and developments, in particular, whether and when the transactions contemplated by the merger agreement will be consummated. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include: any conditions imposed on the parties in connection with consummation of the transactions described herein; approval of the merger by our stockholders; satisfaction of various other conditions to the closing of the transactions described herein; and the risks that are described from time to time in our reports filed with the SEC, including our Annual Report on Form 10–K for the year ended January 5, 2009, as amended, and our Quarterly Reports on Form 10-Q for the quarters ended April 5, 2009, as amended., and July 5, 2009. This report speaks only as of its date, and we disclaim any duty to update the information herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1
Agreement and Plan of Merger dated September 25, 2009, by and among Pomeroy IT Solutions, Inc., a Delaware corporation, Project Skyline Intermediate Holding Corporation, a Delaware corporation, and Project Skyline Merger Corporation, a Delaware corporation*

99.1	Investor, Customer and Employee Q&A

99.2	Email to Employees sent September 25, 2009

99.3	Press Release issued September 25, 2009

* Schedules and certain exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Pomeroy IT Solutions, Inc.

Date: September 25, 2009		/s/ Christopher C. Froman
	By:	Christopher C. Froman
President and Chief Executive Office

Exhibit Index

Exhibit No.	Description

2.1
Agreement and Plan of Merger dated September 25, 2009, by and among Pomeroy IT Solutions, Inc., a Delaware corporation, Project Skyline Intermediate Holding Corporation, a Delaware corporation, and Project Skyline Merger Corporation, a Delaware corporation*

99.1	Investor, Customer and Employee Q&A

99.2	Email to Employees sent September 25, 2009

99.3	Press Release issued September 25, 2009

* Schedules and certain exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.